UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2023

BRIACELL THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

British Columbia	47-1099599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 300 - 235 15th Street West Vancouver, BC V7T 2X1	V7T 2X1
(Address of principal executive offices)	(Zip Code)

(604) 921-1810

(Registrant’s telephone number, including area code)

Commission File No. 001-40101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	BCTX	The Nasdaq Stock Market LLC
Warrants to purchase common shares, no par value	BCTXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On November 3, 2023, BriaCell Therapeutics Corp. (the “Company”), issued a press release announcing that the Company will report unprecedented activity of its next generation, personalized, off-the-shelf, cell-based breast and prostate cancer immunotherapies at the 2023 Society for Immunotherapy of Cancer annual meeting on Friday, November 3, 2023.

In the same press release, the Company also announced that the U.S. Food and Drug Administration has stated that the Company may proceed with the clinical study of Bria-OTS™. This opens the path to the clinic for Bria-OTS™, the first generation of the Company’s personalized off-the-shelf cellular immunotherapy for cancer.

The press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Item 9.01 (including Exhibit 99.1), is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, amended (the “Securities Act”). In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated November 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIACELL THERAPEUTICS CORP.

/s/ William V. Williams
November 3, 2023	William V. Williams
President and Chief Executive Officer